INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56257 of Bernard Chaus, Inc. on Form S-8 of our report dated August 29, 2000 (September 28, 2000 as to Notes 6 and 7), appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 2000.



DELOITTE & TOUCHE LLP
New York, New York
September 28, 2000